Exhibit 99.1

Monster Worldwide Reports Second Quarter 2011 Results

Bookings of $262 Million Increased 26% Year over Year

Revenue of $270 Million Increased 25% Year over Year

EPS of $0.09

Deferred Revenue Improved to $383 Million, a 37% Year over Year Increase

Q3 2011 Non-GAAP Bookings and Revenue Growth Expected to be in the Range of 20 — 25% Year over Year; Q3 2011 Non-GAAP EPS Expected to be in the Range of $0.10 — $0.14

Company Reiterates 2011 Guidance

2011 Non-GAAP Bookings and Revenue Growth Expected to be in the Range of 20 — 25% Year over Year; 2011 Non-GAAP EPS Expected to be in the Range of $0.40 — $0.48

New York, July 28, 2011— Monster Worldwide, Inc. (NYSE:MWW) today reported financial results for the second quarter and six months ended June 30, 2011.

Sal Iannuzzi, chairman, president and chief executive officer of Monster Worldwide, said, “We are pleased with our financial performance and solid execution in the second quarter. Bookings in our core careers business increased 30% year over year, despite a challenging macro environment. This strong performance is a testament to the breadth of our product portfolio, global scale and large seeker audience. We delivered on our commitment to improve profitability while remaining focused on product innovation. In the first six months of the year, the increase in operating income was equivalent to approximately 50% of the increase in revenue.

“Innovation is fundamental to our growth strategy as demonstrated by the recent launch of two new offerings – BeKnown™, our professional networking application on Facebook, and SeeMore ™, the market’s first cloud-based semantic search and analytics platform for managing companies’ resume databases. These offerings, combined with our portfolio of advanced recruitment products, positions Monster well for future growth,” continued Iannuzzi.

Second Quarter Results
Bookings, which represent the dollar value of contractual orders received, and are considered by the Company to be a key indicator of future revenues, increased 26% to $262 million compared to $208 million reported in the second quarter 2010. On a year over year basis, currency translation had a $12 million positive impact on bookings in the second quarter. Historical data on bookings for prior quarters is available in the Company’s supplemental financial information.

Revenue of $270 million increased 25% from $215 million in the second quarter 2010. On a year over year basis, currency translation had an $11 million positive impact on revenue in the second quarter.

Total Careers revenue was $236 million, an increase of 28%, compared to $184 million in the second quarter 2010. Careers-North America revenue was $123 million, an increase of 26% compared to $97 million in the second quarter 2010. Careers-International revenue grew 31% to $113 million compared with $87 million in the prior year period.

Internet Advertising & Fees (IAF) revenue was $34 million, an increase of 8% compared to $31 million in the second quarter 2010. Due to the lack of profitability over the last several quarters in IAF’s arbitrage lead generation business, and in light of the promulgation of new regulations applicable to the Company’s customers in the for-profit education market, the Company has decided to no longer engage in this portion of the IAF segment. This decision will enable the Company to focus on display advertising and lead generation derived from the Company’s own sites, the remaining businesses within the IAF segment. The Company’s arbitrage lead generation business contributed approximately $11 million in revenue to the total IAF segment in the second quarter 2011 and was essentially break-even on an operating basis.

Operating expenses of $253 million compares to $260 million in the first quarter 2011 or essentially unchanged on a non-GAAP basis. This compares to $219 million in the second quarter 2010, a 15% year over year increase primarily related to a $9 million negative impact from foreign currency translation and the HotJobs acquisition.

Net income for the second quarter 2011 was $11 million, or $0.09 per share. This compares to a net loss of $3.0 million, or $0.02 loss per share, in the second quarter 2010, which included $3.8 million of pre-tax charges or $0.02 per share net of tax. These pre-tax charges are fully described in the “Notes Regarding the Use of Non-GAAP Financial Measures” and included in the reconciliation to the GAAP measure in the accompanying tables.

Cash and cash equivalents were $199 million as of June 30, 2011 compared to $163 million as of December 31, 2010. Monster Worldwide’s deferred revenue balance as of June 30, 2011 was $383 million compared to $280 million as of June 30, 2010.

Six Months Results
Monster Worldwide reported total revenue of $531 million for the first six months ended June 30, 2011 compared to $430 million in the same period last year, a 23% increase. Monster Careers revenue increased 27% to $464 million compared with $366 million in the 2010 period. Internet Advertising & Fees reported revenue of $67 million compared to $64 million in the prior year period. The Company reported earnings of $11 million, or $0.09 per share, compared to a loss of $27 million, or $0.23 loss per share, in the prior period.

Company Reiterates Guidance
The Company offered the following business outlook based on current available information and expectations as of July 28, 2011, and reflects the financial impact of the Company’s decision to no longer engage in the arbitrage lead generation business.

The third quarter and full year 2011 outlook for bookings and revenue excludes approximately $15 million and $29 million of arbitrage lead generation business, respectively. Growth rates exclude the impact of the arbitrage lead generation business, which accounted for $14 million and $26 million in bookings and revenue in the third quarter 2010 and the second half 2010, respectively. The bookings and revenue outlook provided for 2011 is otherwise unchanged from guidance previously provided on April 28, 2011. There is no impact to the Company’s outlook for earnings per share.

Q3 and Full Year 2011 Outlook
($’s in millions, except per share amounts)

	Third Quarter 2011	Full Year 2011
Non-GAAP Bookings	$266 - $276	$1,162 - $1,212
	20% - 25%	20% - 25%
Non-GAAP Revenue	$260 - $270	$1,074 - $1,120
	20% - 25%	20% - 25%
Earnings per Share (non-GAAP)	$0.10 - $0.14	$0.40 - $0.48

Special Note:  The statements in this release that are not strictly historical, including, without limitation, statements regarding the Company’s strategic direction, prospects and future results, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements involve certain risks and uncertainties and, therefore, actual results may differ materially from what is expressed or implied herein and no assurance can be given that the Company will achieve, among other things, its outlook with respect to  bookings, revenue or earnings  per share for the third fiscal quarter of 2011 or the full 2011 fiscal year. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, economic and other conditions in the markets in which we operate, risks associated with acquisitions or dispositions, competition, and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated into this release by reference.  Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on the forward-looking statements in this release as they reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any of the forward-looking statements contained in this release or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Conference Call and Webcast
Second quarter 2011 results will be discussed on Monster Worldwide’s quarterly conference call taking place on July 28, 2011 at 8:30 AM ET. A live webcast of the conference call can be accessed online through the Investor Relations section of the Company’s website at http://ir.monster.com. To join the conference call by telephone, please dial (888) 696-1396 or (706) 758-9636 and reference conference ID# 84085736.

A presentation of financial slides will be referenced during the conference call and will be viewable through the live webcast. A PDF of the financial presentation can also be accessed directly at http://about-monster.com/sites/default/files/Q22011earningslidefinal.pdf or through the Company’s Investor Relations website at http://ir.monster.com.

The Company has also made available certain supplemental financial information which can be accessed directly at http://about-monster.com/sites/default/files/q211financialsupplement.pdf or through the Company’s Investor Relations website at http://ir.monster.com.

For a replay of the conference call, please dial (855) 859-2056 or (404) 537-3406 and reference ID# 84085736. This number is valid until midnight on August 3, 2011.

Contacts
Investors: Lori Chaitman, (212) 351-7090, Lori.Chaitman@monster.com
Media: Matt Henson, (978) 823-2627, Matthew.Henson@monster.com

About Monster Worldwide
Monster Worldwide, Inc. (NYSE: MWW), parent company of Monster® the premier global online employment solution for more than a decade, strives to inspire people to improve their lives. With a local presence in key markets in North America, Europe, Asia and Latin America, Monster works for everyone by connecting employers with quality job seekers at all levels and by providing personalized career advice to consumers globally. Through online media sites and services, Monster delivers vast, highly targeted audiences to advertisers. Monster Worldwide is a member of the S&P 500 index. To learn more about Monster’s industry-leading products and services, visit www.monster.com.

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.

Non-GAAP revenue, operating expenses, operating income, operating margin, net income or loss and diluted earnings per share all exclude certain pro forma adjustments including: severance charges related to the targeted global headcount reduction; facility charges primarily related to changes in sublet assumptions on previously exited facilities; the fair value adjustment to deferred revenue in connection with the acquisition of HotJobs; realized gains on marketable securities; and acquisition and integration-related costs associated with the acquisition of HotJobs. The Company uses these non-GAAP measures for reviewing the ongoing results of the Company’s core business operations and in certain instances, for measuring performance under certain of the Company’s incentive compensation plans. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is defined as net income or loss before interest income or expense, income tax expense or benefit, net gain or loss in equity interests, depreciation and amortization and non-cash compensation expense. The Company considers EBITDA to be an important indicator of its operational strength which the Company believes is useful to management and investors in evaluating its operating performance. EBITDA is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Operating income before depreciation and amortization (“OIBDA”) is defined as net income or loss from operations before depreciation, amortization of intangible assets, amortization of stock-based compensation and non-cash costs incurred in connection with the Company’s restructuring program. The Company considers OIBDA to be an important indicator of its operational strength. This measure eliminates the effects of depreciation, amortization of intangible assets, amortization of stock-based compensation and non-cash restructuring costs from period to period, which the Company believes is useful to management and investors in evaluating its operating performance. OIBDA is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Bookings represent the dollar value of contractual orders received in the relevant period.

Free cash flow is defined as cash flow from operating activities less capital expenditures. Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment. Free cash flow reflected herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.

Net cash and securities is defined as cash and cash equivalents plus short-term and long-term marketable securities, less total debt. Total available liquidity is defined as cash and cash equivalents, plus short-term and long-term marketable securities plus unused borrowings under our credit facility. The Company considers net cash and securities and total available liquidity to be important measures of liquidity and indicators of its ability to meet its ongoing obligations. The Company also uses net cash and securities and total available liquidity, among other measures, in evaluating its choices for capital deployment. Net cash and securities and total available liquidity are presented herein as non-GAAP measures and may not be comparable to similarly titled measures used by other companies.

MONSTER WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Revenue	$269,696	$214,917	$531,078	$430,222

Salaries and related	132,213	114,966	267,874	243,416
Office and general	61,971	56,906	128,541	119,054
Marketing and promotion	58,524	46,925	116,222	106,506

Total operating expenses	252,708	218,797	512,637	468,976

Operating income (loss)	16,988	(3,880)	18,441	(38,754)

Interest and other, net	(511)	901	(952)	248

Income (loss) before income taxes and loss in equity interests	16,477	(2,979)	17,489	(38,506)

Provision for (benefit from) income taxes	5,441	(829)	5,797	(13,008)
Loss in equity interests, net	(50)	(807)	(628)	(1,638)

Net income (loss)	$10,986	$(2,957)	$11,064	$(27,136)

Basic income (loss) per share	$0.09	$(0.02)	$0.09	$(0.23)

Diluted income (loss) per share	$0.09	$(0.02)	$0.09	$(0.23)

Weighted average shares outstanding:

Basic	122,200	120,701	121,815	120,367

Diluted	124,386	120,701	124,513	120,367

Operating income before depreciation and amortization:

Operating income (loss)	$16,988	$(3,880)	$18,441	$(38,754)
Depreciation and amortization of intangibles	19,053	15,692	37,454	32,296
Amortization of stock-based compensation	12,257	10,877	25,437	21,144

Operating income before depreciation and amortization	$48,298	$22,689	$81,332	$14,686

MONSTER WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2011	2010
Cash flows provided by operating activities:
Net income (loss)	$11,064	$(27,136)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	37,454	32,296
Provision for doubtful accounts	1,437	1,547
Non-cash compensation	25,437	21,144
Deferred income taxes	(10,547)	(17,585)
Loss on disposal of assets	—	144
Loss in equity interests, net	628	1,638
Gains on auction rate securities	(1,732)	(2,104)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	29,046	34,561
Prepaid and other	(4,703)	(612)
Deferred revenue	(3,029)	(15,057)
Accounts payable, accrued liabilities and other	(7,566)	14,078

Total adjustments	66,425	70,050

Net cash provided by operating activities	77,489	42,914

Cash flows used for investing activities:
Capital expenditures	(32,788)	(20,475)
Cash funded to equity investee	(1,815)	(2,900)
Sales and maturities of marketable securities	1,732	14,534
Dividends received from unconsolidated investee	443	220

Net cash used for investing activities	(32,428)	(8,621)

Cash flows used for financing activities:
Proceeds from borrowings on credit facilities short-term	2,126	—
Payments on borrowings on credit facilities short-term	(4,500)	—
Tax withholdings related to net share settlements of restricted stock awards and units	(13,872)	(9,215)
Proceeds from the exercise of employee stock options	23	66

Net cash used for financing activities	(16,223)	(9,149)

Effects of exchange rates on cash	7,027	(11,862)

Net increase in cash and cash equivalents	35,865	13,282
Cash and cash equivalents, beginning of period	163,169	275,447

Cash and cash equivalents, end of period	$199,034	$288,729

Free cash flow:

Net cash provided by operating activities	$77,489	$42,914
Less: Capital expenditures	(32,788)	(20,475)

Free cash flow	$44,701	$22,439

MONSTER WORLDWIDE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2011	December 31, 2010
Assets:

Cash and cash equivalents	$199,034	$163,169
Accounts receivable, net	323,726	346,751
Property and equipment, net	158,178	150,147
Goodwill and intangibles, net	1,216,512	1,189,135
Other assets	134,105	128,800

Total assets	$2,031,555	$1,978,002

Liabilities and Stockholders’ equity:

Accounts payable, accrued expenses and other current liabilities	$220,694	$225,876
Deferred revenue	382,835	376,448
Current portion of long-term debt and borrowings on credit facilities	82,129	84,500
Long-term income taxes payable	96,443	95,390
Long-term debt, less current portion	40,000	40,000
Other long-term liabilities	17,970	27,138

Total liabilities	$840,071	$849,352

Stockholders’ equity	1,191,484	1,128,650

Total liabilities and stockholders’ equity	$2,031,555	$1,978,002

MONSTER WORLDWIDE, INC.
UNAUDITED NON-GAAP STATEMENTS OF OPERATIONS AND RECONCILIATIONS
(in thousands, except per share amounts)

	Three Months Ended June 30, 2011			Three Months Ended June 30, 2010
		Non GAAP	Consolidated		Non GAAP		Consolidated
	As Reported	Adjustments	Non GAAP	As Reported	Adjustments		Non GAAP

Revenue	$269,696	$—	$269,696	$214,917	$—		$214,917

Salaries and related	132,213	—	132,213	114,966	(494	)b	114,472
Office and general	61,971	—	61,971	56,906	(5,235	)d	51,671
Marketing and promotion	58,524	—	58,524	46,925	—		46,925

Total operating expenses	252,708	—	252,708	218,797	(5,729)		213,068

Operating income (loss)	16,988	—	16,988	(3,880)	5,729		1,849
Operating margin	6.3%		6.3%	-1.8%			0.9%

Interest and other, net	(511)	—	(511)	901	(1,904	)e	(1,003)

Income (loss) before income taxes and loss in equity interests	16,477	—	16,477	(2,979)	3,825		846

Provision for (benefit from) income taxes	5,441	—	5,441	(829)	1,064	f	235
Loss in equity interests, net	(50)	—	(50)	(807)	—		(807)

Net income (loss)	$10,986	$—	$10,986	$(2,957)	$2,761		$(196)

Diluted earnings (loss) per share	$0.09	$—	$0.09	$(0.02)	$0.02		$(0.00)

Weighted average shares outstanding:
Diluted	124,386	124,386	124,386	120,701	120,701		120,701

	Six Months Ended June 30, 2011				Six Months Ended June 30, 2010
		Non GAAP		Consolidated		Non GAAP		Consolidated
	As Reported	Adjustments		Non GAAP	As Reported	Adjustments		Non GAAP

Revenue	$531,078	$2,658	a	$533,736	$430,222	—		$430,222

Salaries and related	267,874	(1,178	) b,d	266,696	243,416	(6,854	) b	236,562
Office and general	128,541	(6,829	) c,d	121,712	119,054	(9,606	) d	109,448
Marketing and promotion	116,222	—		116,222	106,506	—		106,506

Total operating expenses	512,637	(8,007)		504,630	468,976	(16,460)		452,516

Operating income (loss)	18,441	10,665		29,106	(38,754)	16,460		(22,294)
Operating margin	3.5%			5.5%	-9.0%			-5.2%

Interest and other, net	(952)	(1,120	) e	(2,072)	248	(2,104	) e	(1,856)

Income (loss) before income taxes and loss in equity interests	17,489	9,545		27,034	(38,506)	14,356		(24,150)

Provision for (benefit from) income taxes	5,797	3,356	f	9,153	(13,008)	4,850	f	(8,158)
Loss in equity interests, net	(628)	—		(628)	(1,638)	—		(1,638)

Net income (loss)	$11,064	$6,189		$17,253	$(27,136)	$9,506		$(17,630)

Diluted earnings (loss) per share	$0.09	$0.05		$0.14	$(0.23)	$0.08		$(0.15)

Weighted average shares outstanding:
Diluted	124,513	124,513		124,513	120,367	120,367		120,367
Note: Regarding Non GAAP Adjustments:
The financial information included herein contains certain non-GAAP financial measures. This information is not intended to be used in place of the financial information prepared and presented in accordance with GAAP, nor is it intended to be considered in isolation. We believe that the above presentation of non-GAAP measures provide useful information to management and investors regarding certain core operating and business trends relating to our results of operations, exclusive of certain restructuring related and other special charges.
Non GAAP adjustments consist of the following:
a	Deferred revenue fair value adjustment required under existing purchase accounting rules relating to the acquisition of the Hotjobs Assets in Q3 2010.

b	Severance charges primarily related to the reorganization of the product & technology groups on a global basis.

c	Charges related to changes in sublet assumptions on previously exited facilities.

d	Acquisition and integration related costs associated with the acquisition of the Hotjobs Assets.

e	Net realized gains on available for sale securities.

f	Income tax adjustment is calculated using the effective tax rate of the reported period multiplied by the Non GAAP adjustment to income (loss) before income taxes and loss in equity interests.

MONSTER WORLDWIDE, INC.
UNAUDITED GAAP AND NON-GAAP OPERATING SEGMENT INFORMATION
(in thousands)

			Internet
	Careers -	Careers -	Advertising &	Corporate
Three Months Ended June 30, 2011	North America	International	Fees	Expenses	Total

Revenue — GAAP	$122,565	$113,452	$33,679		$269,696
Non GAAP Adjustments	—	—	—		—

Revenue — Non GAAP	$122,565	$113,452	$33,679		$269,696

Operating income — GAAP	$16,002	$10,257	$1,862	$(11,133)	$16,988
Non GAAP Adjustments	—	—	—	—	—

Operating income — Non GAAP	$16,002	$10,257	$1,862	$(11,133)	$16,988

OIBDA — GAAP	$28,890	$21,332	$5,592	$(7,516)	$48,298
Non GAAP Adjustments	—	—	—	—	—

OIBDA — Non GAAP	$28,890	$21,332	$5,592	$(7,516)	$48,298

Operating margin — GAAP	13.1%	9.0%	5.5%		6.3%
Operating margin — Non GAAP	13.1%	9.0%	5.5%		6.3%

OIBDA margin — GAAP	23.6%	18.8%	16.6%		17.9%
OIBDA margin — Non GAAP	23.6%	18.8%	16.6%		17.9%

			Internet
	Careers -	Careers -	Advertising &	Corporate
Three Months Ended June 30, 2010	North America	International	Fees	Expenses	Total

Revenue	$96,948	$86,860	$31,109		$214,917
Non GAAP Adjustments	—	—	—		—

Revenue — Non GAAP	$96,948	$86,860	$31,109		$214,917

Operating income (loss) — GAAP	$17,454	$(4,536)	$546	$(17,344)	$(3,880)
Non GAAP Adjustments	46	547	15	5,121	5,729

Operating income (loss) — Non GAAP	$17,500	$(3,989)	$561	$(12,223)	$1,849

OIBDA — GAAP	$26,825	$5,583	$4,056	$(13,775)	$22,689
Non GAAP Adjustments	46	547	15	5,121	5,729

OIBDA — Non GAAP	$26,871	$6,130	$4,071	$(8,654)	$28,418

Operating margin — GAAP	18.0%	-5.2%	1.8%		-1.8%
Operating margin — Non GAAP	18.1%	-4.6%	1.8%		0.9%

OIBDA margin — GAAP	27.7%	6.4%	13.0%		10.6%
OIBDA margin — Non GAAP	27.7%	7.1%	13.1%		13.2%

			Internet
	Careers -	Careers -	Advertising &	Corporate
Six Months Ended June 30, 2011	North America	International	Fees	Expenses	Total

Revenue — GAAP	$243,597	$220,712	$66,769		$531,078
Non GAAP Adjustments	2,658	—	—		2,658

Revenue — Non GAAP	$246,255	$220,712	$66,769		$533,736

Operating income — GAAP	$32,991	$15,679	$3,365	$(33,594)	$18,441
Non GAAP Adjustments	2,886	283	21	7,475	10,665

Operating income — Non GAAP	$35,877	$15,962	$3,386	$(26,119)	$29,106

OIBDA — GAAP	$58,871	$38,273	$10,906	$(26,718)	$81,332
Non GAAP Adjustments	2,886	283	21	7,475	10,665

OIBDA — Non GAAP	$61,757	$38,556	$10,927	$(19,243)	$91,997

Operating margin — GAAP	13.5%	7.1%	5.0%		3.5%
Operating margin — Non GAAP	14.6%	7.2%	5.1%		5.5%

OIBDA margin — GAAP	24.2%	17.3%	16.3%		15.3%
OIBDA margin — Non GAAP	25.1%	17.5%	16.4%		17.2%

			Internet
	Careers -	Careers -	Advertising &	Corporate
Six Months Ended June 30, 2010	North America	International	Fees	Expenses	Total

Revenue	$193,905	$172,484	$63,833		$430,222
Non GAAP Adjustments	—	—	—		—

Revenue — Non GAAP	$193,905	$172,484	$63,833		$430,222

Operating income (loss) — GAAP	$13,682	$(17,948)	$1,782	$(36,270)	$(38,754)
Non GAAP Adjustments	3,327	2,690	924	9,519	16,460

Operating income (loss) — Non GAAP	$17,009	$(15,258)	$2,706	$(26,751)	$(22,294)

OIBDA — GAAP	$32,496	$2,494	$8,820	$(29,124)	$14,686
Non GAAP Adjustments	3,327	2,690	924	9,519	16,460

OIBDA — Non GAAP	$35,823	$5,184	$9,744	$(19,605)	$31,146

Operating margin — GAAP	7.1%	-10.4%	2.8%		-9.0%
Operating margin — Non GAAP	8.8%	-8.8%	4.2%		-5.2%

OIBDA margin — GAAP	16.8%	1.4%	13.8%		3.4%
OIBDA margin — Non GAAP	18.5%	3.0%	15.3%		7.2%